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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 14, 1997 (except Note 16, as to which the date is April 14, 1997) in the Registration Statement (Form S-4) and the related Prospectus of Precise Technology, Inc. for the registration of $75,000,000 of its Series B 11 1/8% Senior Subordinated Notes due 2007.


                                                      Ernst & Young LLP

Pittsburgh, Pennsylvania
July 22, 1997